                                                                    Exhibit 10.5


                   FIRM NATURAL GAS TRANSPORTATION AGREEMENT


     THIS FIRM NATURAL GAS TRANSPORTATION AGREEMENT ("Agreement") is entered into this 29/th/ day of March, 1991 between TENNESSEE GAS PIPELINE COMPANY, a Delaware corporation, herein called "Transporter", and PROJECT ORANGE ASSOCIATES, L.P., a Delaware limited partnership, herein called "Shipper", pursuant to the following general terms and representations.



                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Transporter owns and operates a natural gas transmission pipeline system which extends in a northeasterly direction from its principal sources of supply in Texas and Louisiana through the States of Texas, Louisiana, Arkansas, Mississippi, Alabama, Tennessee, Kentucky, West Virginia, Ohio, Pennsylvania, New York, New Jersey, Massachusetts, New Hampshire, Rhode Island and Connecticut; and

     WHEREAS, Shipper has entered into certain gas purchase contracts with various producers providing for the sale by such producers to Shipper of a maximum quantity of 20,000 dekatherms ("Dth") of natural gas per day and has made arrangements for the delivery of such natural gas for the account of Shipper to the points listed in Exhibit A hereto; and

     WHEREAS, G.A.S. Orange Development, Inc. ("G.A.S. Orange") and Transporter have entered into a Precedent Agreement dated January 13, 1989 (the "Precedent Agreement"), pursuant to which Transporter agreed to file an application with the Federal Energy Regulatory Commission ("FERC") for the necessary authorizations to (i) provide firm natural gas transportation service of a daily quantity not to exceed 20,000 Dth of natural gas, and (ii) construct and operate the facilities necessary to provide such firm transportation service;

     WHEREAS, G.A.S. Orange has assigned all of its rights and obligations under the Precedent Agreement to Shipper; and

     WHEREAS, Transporter has now been authorized by the FERC order issued on September 13, 1990 in Docket No. CP88-171-001, to render the firm transportation service described herein and to construct and operate the necessary facilities therefor; and

     WHEREAS, Transporter and Shipper wish to set forth herein the specific terms and conditions under which Transporter will provide such transportation service to Shipper;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, Transporter and Shipper agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

1.1 Equivalent Quantity -- shall mean, during any given period of time, a
    -------------------
    quantity of gas equal to the quantity of gas received by Transporter for the account of Shipper for transportation hereunder at the Point(s) of Receipt, less quantities for Transporter's system fuel and use requirements and gas lost and unaccounted for associated with this transportation service, which may be provided by Transporter or Shipper as specified in Article VIII, Section 4. For purposes of determining an Equivalent Quantity, quantities of gas shall be stated in dekatherms and measured on a dry basis.

1.2 Point(s) of Receipt -- shall mean those points as specified in Exhibit A
    -------------------
    attached hereto at which Transporter shall receive gas for transportation hereunder and such other points as may be agreed to from time to time by both parties.

1.3 Point(s) of Delivery -- shall mean those points as specified on Exhibit A
    --------------------
    attached hereto at which Transporter shall deliver gas to Shipper and such other points as may be agreed to from time to time by both parties.

1.4 Transportation Quantity -- shall mean the maximum daily quantity of natural
    -----------------------
    gas that Transporter hereby agrees to receive, subject to Article II herein, for the account of Shipper at the Point of Receipt during the term hereof, which shall be 20,000 Dth, provided that Transporter is under no obligation to receive a volume in excess of 20,000 Mcf.

                                   ARTICLE II
                                   ----------

                                 TRANSPORTATION
                                 --------------

2.1 Transportation Service -- After receipt and acceptance by Transporter of
    ----------------------
    FERC authorization to provide service hereunder and completion of the facilities required to provide such service, beginning on the Commencement Date (as defined in Article VIII, Section 8.1 hereof), Transporter agrees to accept and receive daily, on a firm basis, at the Point of Receipt, from Shipper such quantity of gas as Shipper makes available up to the Transportation Quantity and to transport and deliver for Shipper to the Point(s) of Delivery an Equivalent Quantity of gas.

                                  ARTICLE III
                                  -----------

                         RECEIPT AND DELIVERY PRESSURES
                         ------------------------------

3.1 Shipper shall cause the delivery of natural gas to Transporter at the Point(s) of Receipt to be at pressures sufficient to enter
    Transporter's pipeline system.

3.2 Transporter shall cause the delivery of natural gas to Shipper at the Point(s) of Delivery as nearly as practicable at Transporter's line pressure, provided that pressure shall not be less than 400 pounds per square inch gauge.

                                   ARTICLE IV
                                   ----------

                      CONTROL AND BALANCING OF DELIVERIES
                      -----------------------------------

     The control and balancing of deliveries shall be as provided in Article III, Section 7 of the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1.


                                   ARTICLE V
                                   ---------

             QUALITY SPECIFICATIONS AND STANDARDS FOR MEASUREMENTS
             -----------------------------------------------------

     For all gas received, transported and delivered hereunder, the parties agree to the quality specifications and standards for measurement provided for in Articles II and III of the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1.


                                   ARTICLE VI
                                   ----------

                                   FACILITIES
                                   ----------

     Transporter shall construct, install, own and operate the facilities, including but not limited to measurement facilities and hot tap, necessary for Transporter to receive and deliver the gas as contemplated herein for Shipper's account at the Point(s) of Receipt and the Point(s) of Delivery.


                                  ARTICLE VII
                                  -----------

                           DISPATCHER'S NOTIFICATION
                           -------------------------

     Shipper's dispatcher shall notify Transporter's dispatcher of the daily volume which Shipper desires Transporter to transport on any day in the manner set forth in Article III, Section 4 of the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1.


                                  ARTICLE VIII
                                  ------------

                               RATES FOR SERVICE
                               -----------------

8.1  Commencement of Service. Upon completion of construction of the pipeline
     -----------------------
     facilities required to enable Transporter to render the transportation service described herein, Transporter will notify Shipper in writing of the date on which Transporter will be ready to commence transportation service under this Contract. The "Commencement Date" shall be 30 days after the date of Transporter's notice.

8.2  Transportation Rates -- Beginning on the Commencement Date, the
     --------------------
     compensation to be paid by Shipper to Transporter for the transportation service provided for herein shall be payable monthly in accordance with Article X hereof and shall be equal to the sum of the following: (a) the product of (1) the sum of the "D-l" charges for Segments 1 and 2 under Transporter's NET-EU Rate Schedule and (2) the Transportation Quantity, (b) the product of (1) the sum of the "D-2" charges for Segments 1 and 2 under Transporter's NET-EU Rate Schedule and (2) the "D-2 Billing Determinant" for the applicable billing period as set forth in Exhibit B hereto, (c) the product of (1) the sum of the "Commodity" charges for Segments 1 and 2 under Transporter's NET-EU Rate Schedule and any applicable surcharges as included in Transporter's effective FERC Gas Tariff and (2) the quantity of gas delivered by Transporter to Shipper during the applicable billing period. References herein to Transporter's NET-EU Rate Schedule shall include any successor or substitute rate schedule.

8.3  Fuel and Use Quantity  Prior to the Commencement Date (as defined in
     ---------------------
     Section 8.1 hereof) Transporter and Shipper shall mutually agree whether Transporter or Shipper shall supply the fuel required for transportation hereunder. In the event Transporter and Shipper agree that Transporter shall supply the fuel required for fuel and losses ("Fuel and Use Quantity"), Transporter shall charge Shipper an amount equal to the product of (a) Transporter's Current Average Cost of Purchased Gas plus adjustment pursuant to Section 3 of Article XXIII of Transporter's FERC Gas Tariff, Volume No. 1, and (b) the Fuel and Use Quantity. Transporter's provision of the fuel required for transportation hereunder is subject to termination on 30 days' written notice, at the option of either Transporter in its sole discretion or Shipper in its sole discretion. In the event that Transporter does not provide the Fuel and Use Quantity as stated above, then Shipper shall make available to Transporter from the Transportation Quantity the amount of gas equal to the Fuel and Use Quantity. For purposes of this Agreement, the Fuel and Use Quantity will be computed and allocated in the same manner in which Fuel and Use Quantity is computed and allocated for service under Transporter's Rate Schedule FT-A.

8.4  Rate Changes -- Shipper agrees that Transporter shall have the unilateral
     ------------
     right pursuant to this Article VIII to file and make effective changes in the rates, charges, and conditions applicable to service pursuant to the Rate Schedule under which this service is rendered and/or any provisions of the General Terms and Conditions of Transporter's FERC
     Gas Tariff Volume No. 1 as such Tariff may be revised or replaced from time to time. Without prejudice to Shipper's right to contest such charges, Shipper agrees to pay the effective rate for service rendered pursuant to this Agreement, subject to FERC review and adjustment.

                                   ARTICLE IX

                     RESPONSIBILITY DURING TRANSPORTATION
                     ------------------------------------

     As between the parties hereto, it is agreed that from the time gas is delivered by Shipper to Transporter at the Point of Receipt and prior to delivery of such gas to or for the account of Shipper at the Point(s) of Delivery, Transporter shall have the unqualified right to commingle such gas with other gas in its pipeline system and shall have the unqualified right to handle and treat such gas as its own.


                                   ARTICLE X
                                   ---------

                             BILLINGS AND PAYMENTS
                             ---------------------

     Transporter and Shipper agree that the obligations of Transporter and Shipper for billing and payment for the services provided hereunder shall be in accordance with Articles V and VI of the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1.


                                   ARTICLE XI
                                   ----------

                RATE SCHEDULES AND GENERAL TERMS AND CONDITIONS
                -----------------------------------------------

     This Agreement and all terms and provisions contained or incorporated herein are subject to the provisions of Transporter's applicable Rate Schedules and of Transporter's General Terms and Conditions on file with the FERC, or other duly constituted authorities having jurisdiction, and as the same may be legally amended or superseded, which Rate Schedules and General Terms and Conditions are by this reference made a part hereof.


                                  ARTICLE XII
                                  -----------

                               TERM OF AGREEMENT
                               -----------------

     This Agreement shall become effective on the date hereof; provided, however, that Transporter shall be under no obligation to receive or to deliver any quantities of natural gas hereunder prior to the Commencement Date as defined in Article VIII, Section 8.1 hereof. This Agreement shall continue in force and effect until the expiration of 20 years following the Commencement Date hereunder and from year to year thereafter; provided, however, that either party may elect to terminate this Agreement as of the end of such 20 year period or as of the end of any extended annual period by giving 12 months prior written notice of such termination to be effective on the expiration of such 20 year period or the applicable anniversary of such period.

                                  ARTICLE XIII
                                  ------------

                                   REGULATION
                                   ----------

     This Agreement shall be subject to all applicable governmental statutes and all applicable and lawful orders, rules, and regulations.


                                  ARTICLE XIV
                                  -----------

                                    WARRANTY
                                    --------

     Shipper warrants that it will at the time of delivery of gas to Transporter hereunder have good title to and the good right to deliver all gas so made available. Transporter warrants that it will, at the time of delivery of gas for the account of Shipper hereunder, have the right to deliver all such gas. Each party warrants to the other and such other party's successors and assigns that the gas covered by its warranty hereunder shall be free and clear of all liens, encumbrances, or claims against the warranting party or its affiliates for use of property of such party or its affiliates. Each party will indemnify the other and save it harmless from all suits, actions, debts, accounts, damages, costs, losses, and expenses arising from or out of any adverse claims regarding title and/or right to delivery of any or all persons against the indemnifying party and/or to royalties, taxes, license fees, or charges assessed against such party. Title to the gas received, transported, and delivered hereunder shall at all times remain with Shipper and shall not pass to Transporter; provided that title to the gas delivered by Shipper hereunder for fuel and use requirements of Transporter as set forth in Article VIII herein, shall pass to Transporter upon delivery of said gas to Transporter at the Point(s) of Receipt.


                                   ARTICLE XV
                                   ----------

                                  ASSIGNMENTS
                                  -----------

15.1 Either party may assign or pledge this Agreement and all rights and obligations hereunder under the provisions of any mortgage, deed of trust, indenture, or other instrument which it has executed or may execute hereafter as security for indebtedness, provided such assignment is consistent with the terms and conditions of the Letter of Credit Drawing Agreement executed by Shipper and Transporter. Either party may without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to a wholly owned affiliate, but otherwise no assignment of this Agreement or any of the rights or obligations hereunder shall be made unless there first shall have been obtained the written consent thereto of the other party, which consent shall not be unreasonably withheld.

15.2 Any entity which shall succeed by purchase, merger, or consolidation to the properties, substantially or as an entirety, of either party hereto shall be entitled to the rights and shall be subject to the obligations of its predecessor in interest under this Agreement.

                                  ARTICLE XVI
                                  -----------

                                 MISCELLANEOUS
                                 -------------

16.1 No modification of or supplement to the terms and provisions hereof shall be or become effective, except by the execution of supplementary written consent.

16.2 No waiver by either party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or of a different character.

16.3 Except as herein otherwise provided, any notice, request, demand, statement, or bill provided for in this Agreement or any notice which either party may desire to give to the other shall be in writing and mailed by registered or certified mail to the post office address of the party intended to receive the same, as the case may be, as follows:

TRANSPORTER:                              Tennessee Gas Pipeline Company
------------                              P. 0. Box 2511
                                          Houston, Texas 77252
                                          Attention:  Market Services

Invoices:                                 Attention:  Gas Accounting

Payments:                                 Attention:  Treasury Department

Gas Analysis and                          Attention:  Measurement Department
Volume Statements:

SHIPPER                                   Project Orange Associates, L.P.
-------                                   630 First Avenue, Suite 30C
                                          New York, New York 10016
                                          Attention:  Mr. Adam H. Victor


     or to such other address as either party shall designate by formal written notice to the other. Routine communications, including monthly statements and payments, may be mailed by registered, certified or ordinary mail.

16.4 This Agreement shall be interpreted under the laws of the State of Texas, except insofar as such laws refer to the laws of another jurisdiction.


16.5 Exhibits A and B attached hereto are incorporated herein by reference and made a part of this Agreement for all purposes.

16.6 This Agreement, as of the date hereof, shall supersede and cancel the Precedent Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in multiple counterparts as of the date first hereinabove written.


                             TENNESSEE GAS PIPELINE COMPANY

                             BY: /s/
                                _______________________________________

                             PROJECT ORANGE ASSOCIATES, L.P.
                             By G.A.S. Orange Partners, L.P.,
                              Its General Partner


                             By G.A.S. Orange Development, Inc.,
                              Its General Partner

                             BY: /s/ Adam Victor
                                _______________________________________

                                   EXHIBIT A



TO FIRM TRANSPORTATION AGREEMENT DATED MARCH 29, 1991 BETWEEN PROJECT ORANGE ASSOCIATES, L.P. AND TENNESSEE GAS PIPELINE COMPANY ("TENNESSEE")


RECEIPT POINT(S):        Point of interconnection between Tennessee and the
----------------         facilities of TransCanada PipeLines Limited at the
                         Niagara River near Lewiston, New York



DELIVERY POINT(S):       New delivery point located at MLV 241 on Tennessee's
-----------------        "200" main line near Syracuse, New York.

                                   EXHIBIT B

             TO FIRM TRANSPORTATION AGREEMENT DATED MARCH 29, 1991
                  BETWEEN PROJECT ORANGE ASSOCIATES, L.P. AND
                         TENNESSEE GAS PIPELINE COMPANY


Billing Period                 Number of Days            D-2 Billing
--------------                 --------------            Determinants
                                                         ------------

January                        31                        527,000

February                       28                        476,000

March                          31                        527,000

April                          30                        510,000

May                            31                        527,000

June                           30                        510,000

July                           21                        527,000

August                         31                        527,000

September                      30                        510,000

October                        31                        527,000

November                       30                        510,000

December                       31                        527,000